Exhibit 99.1

NEWS RELEASE	#19-16

CARBO Announces Delisting from NYSE, Applies to Have Shares Trade on OTCQB Market

HOUSTON, December 13, 2019 /PRNewswire/ -- CARBO Ceramics Inc. (NYSE: CRR) (“CARBO” or “the Company”) today announced that it expects its common shares will be delisted from the New York Stock Exchange (“NYSE”) on or about December 20, 2019 as a result of its failure to meet the NYSE’s average global market capitalization rule.

This announcement follows on the Company’s receipt of a notice from the NYSE on December 10, 2019 that CARBO is not in compliance with the continued listing criteria with its share price falling below $1.00 over a period of 30 consecutive trading days. As a result, CARBO has applied to list the Company’s common shares on the OTCQB Market.  The Company anticipates that trading of its common shares on the OTCQB Market will begin on or about December 23, 2019.

The transition will not impact the CARBO’s business operations or the Company’s ongoing transformation strategy to improve its cash position, diversify its business, and strengthen its financial foundation in the face of oil and gas industry volatility. The Company will continue to adhere to its SEC reporting requirements. This action does not cause an event of default under any of CARBO’s material debt or other agreements.

About CARBO

CARBO® is a global technology company that provides products and services to several markets, including oil and gas, industrial, agricultural, and environmental markets to enhance value for its clients.

CARBO Oilfield Technologies - is a leading provider of market-leading technologies to create engineered production enhancements solutions that help E&P operators to design, build and optimize the frac - increasing well production and estimated ultimate recovery, and lower finding and development cost per barrel of oil equivalent.

CARBO Industrial Technologies - is a leading provider of high-performance ceramic media and industrial technologies engineered to increase process efficiency, improve end-product quality and reduce operating cost.  CARBO has world class manufacturing expertise.  We bring new products to market faster to meet client demands.

CARBO Environmental Technologies - is a leading provider of spill prevention and containment solutions that provide the highest level of protection for clients' assets and the environment in oil and gas and industrial applications. Our range of innovative products feature a proprietary polyurea coating technology that creates a seamless, impermeable, maintenance-free layer of protection.

For more information, please visit www.carboceramics.com.

Forward-Looking Statements

The statements in this news release that are not historical statements, including statements regarding our future financial and operating performance and liquidity and capital resources, are forward-looking statements within the

CARBO Ceramics Inc.

Energy Center II, 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079  |  +1 281 921 6400  |   carboceramics.com

CARBO Press Release

December 13, 2019

meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may", "will", "estimate", "intend", "continue", "believe", "expect", "anticipate", "should", "could", "potential", "opportunity", or other similar terminology.  All forward-looking statements are based on management's current expectations and estimates, which involve risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements.  Among these factors are changes in overall economic conditions, changes in the demand for, or price of, oil and natural gas, changes in the cost of raw materials and natural gas used in manufacturing our products, risks related to our ability to access needed cash and capital, our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants, our ability to manage distribution costs effectively, changes in demand and prices charged for our products, risks of increased competition, technological, manufacturing and product development risks, our dependence on and loss of key customers and end users, changes in foreign and domestic government regulations, including environmental restrictions on operations and regulation of hydraulic fracturing, changes in foreign and domestic political and legislative risks, risks of war and international and domestic terrorism, risks associated with foreign operations and foreign currency exchange rates and controls, weather-related risks, risks associated with the successful implementation of our transformation strategy, risks related to our ability to access needed cash and capital, the possibility we conclude that we are not able to continue as a going concern, our ability to implement certain liquidity-enhancing transactions including contemplated asset sales, and other risks and uncertainties.  Additional factors that could affect our future results or events are described from time to time in our reports filed with the Securities and Exchange Commission (the "SEC").  Please see the discussion set forth under the caption "Risk Factors" in our most recent annual report on Form 10-K, and similar disclosures in subsequently filed reports with the SEC.  We assume no obligation to update forward-looking statements, except as required by law.

CARBO Ceramics Inc.

Mark Thomas

Director of Investor Relations

281-921-6400